BGR

BlackRock Energy and Resources Trust

Cusip: 09250U101

Ticker: BGR

Record Date	June 15, 2012
Pay Date	June 29, 2012

Distribution Amount per share	$0.405000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.
	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.040631	10%	$0.107406	8%
Net Realized Short-Term Capital Gains	$0.364369	90%	$1.255594	92%
Net Realized Long-Term Capital Gains	$—	0%	$—	0%
Return of Capital	$—	0%	$—	0%

Total (per common share)	$0.405000	100%	$1.363000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on May 31, 2012				0.22%

Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2012				6.82%

Cumulative total return (in relation to NAV) for the fiscal year through May 31, 2012				-12.99%

Cumulative fiscal year distributions as a percentage of NAV as of May 31, 2012				4.03%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257

BGR

BlackRock Energy and Resources Trust

Cusip: 09250U101

Ticker: BGR

Record Date	September 14, 2012
Pay Date	September 28, 2012

Distribution Amount per share	$0.405000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.
	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.027712	7%	$0.135118	8%
Net Realized Short-Term Capital Gains	$0.377288	93%	$1.632882	92%
Net Realized Long-Term Capital Gains	$—	0%	$—	0%
Return of Capital	$—	0%	$—	0%

Total (per common share)	$0.405000	100%	$1.768000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on August 31, 2012				2.78%

Annualized current distribution rate expressed as a percentage of NAV as of August 31, 2012				6.38%

Cumulative total return (in relation to NAV) for the fiscal year through August 31, 2012				-5.31%

Cumulative fiscal year distributions as a percentage of NAV as of August 31, 2012				5.36%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257